UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                October 31, 2005


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                        000-23889            76-0553110
(STATE OF OTHER JURISDICTION OF       (COMMSION FILE NO.)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

            6601 OWENS DRIVE, SUITE 115, PLEASANTON, CALIFORNIA 94588
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (925) 251-0000
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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Item 1.01         Entry into a Material Definitive Agreement.

      (a)(1) The Registrant ("BrightStar" or the "Company") has entered into a Purchase of Assets and Sale Agreement, dated as of October 31, 2005, with Neulogic Media, LLC (the "Asset Agreement"), pursuant to which BrightStar has agreed to acquire all of the assets and business of Neulogic Media, LLC, an Ohio-based provider of e-communication solutions and content management systems to clients in the not-for-profit sector ("Neulogic").

      Under the Asset Agreement, BrightStar has agreed to pay as consideration for the assets and business of Neulogic $1.8 million in cash, $200,000 of which has been paid as a deposit and the balance of which will be paid at the closing, and 139,000,000 shares of newly-issued BrightStar common stock, par value $.001 per share ("BrightStar Stock") which, when issued at the closing, will constitute approximately 20% of the total outstanding shares of BrightStar Stock on a fully diluted basis. In addition, BrightStar has agreed to negotiate in good faith employment agreements with the three individual principals of Neulogic.


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                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

Date: November 4, 2005.          BY: /s/ John Coogan
                                     -----------------------------------------
                                     John Coogan
                                     Chief Financial Officer

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